Consent of Independent Registered Public Accounting Firm

We consent to the use in this Post-Effective Amendment No. 3 to the Registration Statement (No. 333- 224160) on Form N-2 of ABS Long/Short Strategies Fund of our report dated June 27, 2019, relating to our audit of the financial statements and financial highlights of ABS Long/Short Strategies Fund, which are incorporated by reference in this Registration Statement.

We also consent to the references to our firm under the captions “Financial Highlights,” "Independent Registered Public Accounting Firm" and “Financial Statements” in such Registration Statement.

/s/ RSM US LLP

Boston, Massachusetts

August 28, 2019

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